Exhibit 99.1
National American University Holdings, Inc. Corporation Declares
Special Cash Dividend
Rapid City, South Dakota, May 10, 2010 — National American University Holdings, Inc. (the “Company”) (OTCBB: NAUH), which through its wholly owned subsidiary, owns National American University (“NAU”), a for-profit postsecondary education institution founded in 1941, announced that on April 26, 2010, the Company’s Board of Directors declared, subject to the satisfaction of the condition set forth below, a one-time special cash dividend in the amount of approximately $0.161 per share on each share of the Company’s Common Stock and in the amount of approximately $0.644 per share on each share of the Company’s Common Stock issuable upon conversion of the Class A Common Stock, in each case on all shares outstanding and of record as of the close of business on May 20, 2010.
The payment of the dividends will be conditioned upon, and payable as soon as reasonably practicable following, the consummation of the registered offering of the Company’s Common Stock (the “Secondary Offering”), which is described in the Company’s Form S-1 filed with the Securities and Exchange Commission on March 23, 2010.
If the Secondary Offering is not consummated on or prior to June 25, 2010, (i) the amount payable for the Common Stock dividend will be reduced to $0.0275 per share and the amount payable for the Class A Common Stock will be reduced to $0.11 per share of the Company’s Common Stock issuable upon conversion of the Class A Common Stock (the “Modified Dividends”), and (ii) the Modified Dividends for the quarter ending May 31, 2010 will be paid on or about June 30, 2010.
About National American University Holdings, Inc.
National American University Holdings, Inc., through its wholly owned subsidiary, owns National American University. Accredited by the Higher Learning Commission and a member of the North Central Association of Colleges and Schools, National American University has been providing quality career education since 1941. National American University opened its first campus in Rapid City, South Dakota, and the university has grown to multiple locations throughout the central United States. In 1998, National American University began offering online courses. Today these online academic degree and diploma programs are delivered through its hybrid learning centers, and provide students the flexibility and convenience to take classes fully online or at times and places of their choice to fit their busy lifestyles.
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company; the ability to continue to receive Title IV funds; the growth of the market for the Company’s services; expansion plans and opportunities; consolidation in the market for the Company’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by those forward-looking statements. Other factors that could cause the Company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in the Company’s Form S-1 on file with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.
Contacts:
National American University Holdings, Inc.
Contact: Dr. Ronald Shape
605-721-5220
rshape@national.edu
Investor Relations Counsel
The Equity Group Inc.
Adam Prior
212-836-9606
aprior@equityny.com